UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California		94545
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2019, Aradigm Corporation (the “Company”) completed the second and final closing (the “Second Closing”) under the senior note purchase agreement (the “Purchase Agreement”), dated as of October 25, 2018, between the Company and Grifols Worldwide Operations Ltd. (the “Lender”). As previously announced, the Company completed the first closing under the Purchase Agreement on October 25, 2018, at which time the Company issued and sold $2 million aggregate principal amount of the Company’s 9.0% senior promissory notes due 2021 to the Lender. At the Second Closing, the Company issued and sold an additional $2 million aggregate principal amount of the Company’s 9.0% senior promissory notes due 2021 (with the notes issued on October 25, 2018, the “Notes”) to the Lender.

Unless the Company elects otherwise, accrued interest payable on each outstanding Note will be capitalized on the applicable interest payment date by adding such accrued interest to the principal balance of such Note, at which time such interest will be deemed to have been paid. The Notes were sold in a private placement conducted pursuant to Regulation D under the Securities Act of 1933, as amended.

The Notes are senior unsecured obligations of the Company and bear interest at a fixed rate of 9.0% per annum, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2018 in the case of Notes issued on October 25, 2018, and on May 1, 2019, in the case of Notes issued on January 2, 2019, unless earlier redeemed or cancelled in accordance with the terms of the Notes. The Notes are the Company’s senior unsecured obligations and rank (i) senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, (ii) equal in right of payment to any of the Company’s indebtedness that is not so subordinated, including the Company’s 9.0% Convertible Senior Notes due 2021, issued pursuant to that certain Indenture, dated as of April 25, 2016, between the Company and U.S. Bank National Association, as trustee, and the Company’s 9.0% Senior Promissory Notes due 2021, issued pursuant to that certain Senior Note Purchase Agreement, dated April 13, 2018, by and among the Company, Grifols Worldwide Operations Ltd., 21 April Fund, Ltd., 21 April Fund, LP and First Eagle Value in Biotechnology Master Fund, Ltd., (iii) effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Company may, at its option, redeem for cash all or any portion of the outstanding Notes (on a pro rata basis) at any time in whole or from time to time in part. There is no sinking fund provided for the Notes. The redemption price for the Notes will equal 100% of the aggregate principal amount being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

The events of default, which may result in the acceleration of the maturity of each Note, include:

(i) default in any payment of interest on such Note when due and payable and the default continues for a period of thirty calendar days;

(ii) default in the payment of principal of such Note, including capitalized interest, when due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(iii) the Company’s failure to comply with its obligations under the covenant in such Note relating to the consolidation or merger of the Company or the sale of its assets;

(iv) the Company’s failure for sixty days after written notice from the holder of such Note is received to comply with any of the Company’s other agreements contained in such Note;

(v) default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $500,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness existed at the time of issuance or where thereafter created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon declaration of acceleration or otherwise if such default is not cured or waived, or such acceleration is not rescinded within thirty calendar days;

(vi) a final judgment for the payment of $500,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of the Company’s significant subsidiaries, which judgment is not paid, discharged or stayed within sixty calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

(vii) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries.

The above descriptions of the Purchase Agreement and the Notes are qualified in their entirety by reference to the Purchase Agreement and the Form of Promissory Note, which are filed as exhibits to this report and are incorporated herein by reference or are otherwise incorporated into this report by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Performance Bonuses

On January 3, 2019, the Board of Directors (the “Board”) of the Company approved performance bonuses for the Company’s executive officers, in recognition of the Company’s recent financing transaction with the Lender in the following amounts:

•	Dr. John M. Siebert (Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer): $38,000; and

•	Dr. Juergen Froehlich (Chief Medical Officer): $25,000.

The bonuses are payable in connection with the Company’s receipt of the second installment of $2,000,000 in funding from Lender, which was paid in connection with the Second Closing. The bonuses are expected to be paid in January 2019.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1(1)	Senior Note Purchase Agreement, dated October 25, 2018, by and between Aradigm Corporation and Grifols Worldwide Operations Ltd.

4.1(2)	Form of 9.0% Senior Promissory Note due 2021.

(1)	Incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K (No. 00136480 filed on October 30, 2018).
(2)	Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K (No. 00136480 filed on October 30, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: January 8, 2018	By:	/s/ John M. Siebert
		Name:	John M. Siebert
		Title:	Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer